Division of Securities
Utah Department of Commerce
160 East 300 South, 2nd Floor
Box 146760
Salt Lake City, UT 84114-6760
Telephone: (801) 530-6600
FAX: (801)530-6980

**BEFORE THE DIVISION OF SECURITIES
OF THE DEPARTMENT OF COMMERCE
OF THE STATE OF UTAH**

IN THE MATTER OF:	**STIPULATION AND CONSENT ORDER**
PROLUNG INC,	Docket No. 19-0014
JARED BAUER,	Docket No. 19-0015
CLARK A. CAMPBELL,	Docket No. 19-0016
TIM TREU,	**Docket No. 19-0017**
TODD MARK MORGAN,	Docket No. 19-0018
ROBERT W. RAYBOULD,	Docket No. 19-0019
Respondents.	

The Utah Division of Securities ("Division"), by and through its Director of Enforcement, Dave Hermansen, and Respondent Tim Treu ("Treu") hereby stipulate and agree as follows:

1. Treu has been the subject of an investigation by the Division into allegations that he violated the Utah Uniform Securities Act ("Act"), Utah Code Ann. §61-1-3(1) (unlicensed activity) while engaged in the offer and/or sale of securities in or from Utah.

2. On or about April 23, 2019, the Division initiated an administrative action against ProLung Inc. ("ProLung"), Jared Bauer ("Bauer"), Clark A. Campbell ("Campbell"),

Todd Mark Morgan ("Morgan"), and Robert W. Raybould ("Raybould") (collectively referred to herein as "Respondents") by filing an Order to Show Cause.

3. Treu hereby agrees to settle this matter with the Division by way of this Stipulation and Consent Order ("Order"). If entered, the Order will fully resolve all claims the Division has against Treu pertaining to the Order to Show Cause.

4. Treu admits that the Division has jurisdiction over him and over the subject matter of this action.

5. Treu hereby waives any right to a hearing to challenge the Division's evidence and present evidence on his behalf.

6. Treu has read this Order, understands its contents, and voluntarily agrees to the entry of the Order as set forth below. No promises or other agreements have been made by the Division, nor by any representative of the Division, to induce Treu to enter into this Order, other than as described in this Order.

7. Treu is represented by attorney Mark W. Pugsley from the law firm of Ray Quinney & Nebeker, and is satisfied with the legal representation he has received.

FINDINGS OF FACTS

THE RESPONDENT

8. Treu resided in Davis County, Utah during all times relevant to the allegations asserted herein, and has never been licensed in the securities industry. Treu was a member of ProLung's Board of Directors ("BOD") from July 2013 to March 2016.

9. ProLung is a corporation registered with the Delaware Division of Corporations on November 22, 2004. ProLung's headquarters are located in Salt Lake City, Utah.[1] Jared Bauer ("Bauer") is listed as the current interim CEO of ProLung and has been the interim CEO since September 2018, according to ProLung's website. From November 2004 to June 2018, Steve Eror ("Eror") was the CEO of ProLung. The purported purpose of ProLung is to develop and deploy medical devices and procedures specializing in the immediate, non-invasive evaluation of indeterminate masses seen in CT and radiography scans. ProLung's principal activities include: research and development, product prototyping, securing strategic alliances, and obtaining corporate financing.

10. One device that ProLung developed, tested, and began the process to commercialize recently is its non-invasive lung cancer diagnostic test, the "Electro Pulmonary Nodule Scan" ("EPN Scan"). According to ProLung's 2014 10Q report filed with the U.S. Securities and Exchange Commission ("SEC"), in April 2013 ProLung entered into an agreement to license this technology to a distributor in China. In May 2013, ProLung received the "CE Mark" in Europe, permitting the marketing of the EPN scan in the European Union ("EU") and other countries.[2] In addition, ProLung has submitted corporate notice filings with the Division.[3]

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[1]ProLung's entity documents list a principal address as 757 E S Temple #150, Salt Lake City, Utah 84102. The Utah Division of Corporations and Commercial Code lists the entity's registration status as active as of December 21, 2018.

According to ProLung's Form S-1 filed with the SEC, ProLung has undergone several entity name changes. In November 2004, ProLung was incorporated in Delaware under the name Hilltop Group Technologies Corp. In November 2006, ProLung changed its name to Fresh Medical Laboratories, Inc. Finally, in April 2017, ProLung changed its name to ProLung, Inc.

[2]*See ProLung's website*, http://prolunginc.com/quality/. CE marketing is the medical device manufacturer's claim that a product meets the essential requirements of all relevant European medical device directives, and allows the

General Allegations

11. The Division's investigation of this matter revealed that from approximately July 2013 to March 2014, while conducting business in or from the state of Utah, ProLung BOD member Treu solicited investments in a ProLung investment opportunity from at least five (5) investors, and raised approximately $138,000 in connection therewith.

12. In connection with the offer and/or sale of securities, from 2013 to 2014 Treu received compensation for soliciting investors on behalf of ProLung in the form of ProLung stock shares valued at $.50 per share.

13. Treu solicited investments in an investment opportunity that took the form of stock.

14. Stocks are securities under §61-1-13 of the Act.

15. To date, shareholders solicited by Treu have invested at least $138,000 in ProLung stock.

PROLUNG INVESTMENT

The Solicitations

16. From 2013 to 2014, while a member of the ProLung BOD Treu solicited approximately $138,000 from at least five (5) investors to invest in ProLung.

17. BOD member Treu was not securities licensed during his solicitations to investors, or when he received compensation for the sale of securities.

PROLUNG BOARD OF DIRECTORS

Stock Grant Vote

18. On or about April 29, 2014, the ProLung BOD circulated a consent agreement amongst

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ProLung device to be sold in EU member states. The directives outline the safety and performance requirements for medical devices in the EU.

[3] *See* Division filing numbers, B01428622, B01464333, B01646762

ProLung BOD members to vote regarding the issuance of 582,102 ProLung stock shares to select members of the ProLung BOD in connection with "financing services provided" by those select BOD members. The consent agreement was circulated by email in lieu of holding a special BOD meeting.[4]

19. According to the consent agreement, 582,102 shares were to be distributed to the following: 216,000 shares granted to Raybould; 16,350 shares granted to Eror; 63,750 shares granted to Treu; 193,500 shares granted to Campbell; and 97,500 shares granted to Morgan.

20. The stock grant was intended to compensate those members of the ProLung BOD who raised approximately $1,563,000 in investor funds from approximately February 2012 to March 2014.

21. The members of the BOD who received the consent agreement included: Wayne Adams ("Adams"), Eror, Raybould, Dennis Tulane ("Tulane"), Campbell, Morgan, Treu, and Nathan Wade ("Wade").

22. Six of the eight BOD members voted in favor of issuing common stock grants to Eror, Raybould, Campbell, Morgan, and Treu for financing services provided to ProLung. Adams, Tulane, and Wade did not receive compensation for soliciting ProLung investors.

STOCK TRANSFER

23. On or about April 29, 2014, ProLung issued the following stock grants to select members of the ProLung BOD:[5]

[4] The consent agreement was addressed to "Members of the Board of Directors Freshmedx". Freshmedx is a DBA and the former entity name of ProLung.

[5] On or about December 1, 2017, ProLung initiated a1for 8 reverse stock split. The amount of shares held by the

a. 216,000 shares granted to Raybould valued at $.50 per share or $108,000;

b. 16,350 shares granted to Eror valued at $.50 per share or $8,175;

c. 63,750 shares granted to Treu valued at $.50 per share or $31,875;

d. 193,500 shares granted to Campbell valued at $.50 per share or $96,750; and

e. 97,500 shares granted to Morgan valued at $.50 per share or $48,750.

24. In or about the fall of 2014, ProLung's legal counsel informed Eror of potential tax consequences for receiving the shares and violations of securities laws for receipt of compensation for the sale of securities without a securities license. ProLung's legal counsel further requested a meeting with the entire ProLung BOD to inform them of the issues discussed with Eror.

25. Following Eror's receipt of 16,350 ProLung shares, on or about November 10, 2014, Eror returned his shares back to ProLung based upon advice from ProLung's legal counsel.

26. After being informed by ProLung's legal counsel of the potential securities and tax violations from the receipt of ProLung shares for compensation, Eror on several occasions informed other ProLung BOD members of legal counsel's advice.

27. In or about the spring of 2015, ProLung's legal counsel met with the BOD to discuss the stock grant concerns, tax consequences, and securities violations. After the BOD's meeting with ProLung's legal counsel, Raybould, Treu, Campbell, and Morgan elected not to return the stock to ProLung, which was granted to them for soliciting ProLung investors.

CONCLUSIONS OF LAW

Unlicensed Activity under § 61-1-3(1) of the Act

28. Based upon the Division's investigative findings, the Division concludes that Treu

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BOD decreased, the price per share increased to $4 per share, but the overall value of the shares remained the same.

solicited investments in ProLung stock, which stock is a security under §61-1-13 of the Act.

29. Treu acted as an agent to ProLung when he solicited investments in ProLung stock on behalf of ProLung, and received compensation in connection therewith.

30. In violation of §61-1-3(1) of the Act, Treu was not licensed as an issuer-agent when he solicited investments in ProLung securities from investors.

REMEDIAL ACTIONS/SANCTIONS

31. Treu neither admits nor denies the Division's Findings of Fact contained in paragraphs 26-27. Treu admits to acting as an unlicensed agent, and to the Division's Conclusions of Law. Treu consents to the below sanctions being imposed by the Division.

32. Treu represents that the information he has provided to the Division as part of its investigation is accurate and complete.

33. Treu agrees to cease and desist from violating the Act and to comply with the requirements of the Act in all future business in the state of Utah.

34. Treu agrees to be barred from associating with any broker-dealer or investment adviser licensed in the state of Utah; from acting as an agent for any issuer soliciting investor funds in the state of Utah; and from being licensed in any capacity in the securities industry in the state of Utah.

35. Treu agrees to cooperate with the Division's investigation of ProLung, and to provide testimony in this proceeding or others if requested.

36. Treu agrees to return 7,969 shares (post reverse stock split) of ProLung stock to ProLung's treasury within five (5) business days of entry of the final Order.[6] Treu has

[6] On or about December 1, 2017, ProLung initiated a1for 8 reverse stock split. The 7,969 shares represent the share amounts to be returned by Treu after ProLung's reverse stock split occurred.

provided the Division with evidence satisfactory to the Division to show that on January 21, 2019, he returned the 7,969 shares to ProLung's treasury.

37. Pursuant to Utah Code Ann. §61-1-20, and in consideration of the factors set forth in Utah Code Ann. §61-1-31, the Division imposes a fine of $12,500 against Treu. Treu agrees to pay $12,500 to the Division within five (5) business days of entry of the final Order.

FINAL RESOLUTION

38. Treu acknowledges that this Order, upon approval by the Utah Securities Commission ("Commission"), shall be the final compromise and settlement of this matter. Treu acknowledges that the Commission is not required to approve this Order, in which case the Order shall be null and void and have no force or effect. In the event the Commission does not approve this Order, however, Treu expressly waives any claims of bias or prejudgment of the Commission, and such waiver shall survive any nullification.

39. If Treu materially violates any term of this Order, after notice and an opportunity to be heard before an administrative judge solely as to the issue of a material violation, Treu consents to entry of an order in which the total fine amount is increased by 20% and any fine payments owed by Treu become immediately due and payable. Notice of the violation will be provided to Treu at his last known address, and to his counsel if he has one. If Treu fails to request a hearing within ten (10) days following the notice, there will be no hearing and the order granting relief will be entered.

40. In addition, the Division may institute judicial proceedings against Treu in any court of competent jurisdiction and take any other action authorized by the Act or under any other applicable law to collect monies owed by Treu or to otherwise enforce the terms of this

Order. Treu further agrees to be liable for all reasonable attorneys' fees and costs associated with any collection efforts pursued by the Division, plus the judgment rate of interest.

41. Treu acknowledges that the Order does not affect any civil or arbitration causes of action that third-parties may have against him arising in whole or in part from his actions, and that the Order does not affect any criminal causes of action that may arise as a result of the conduct referenced herein. Treu also acknowledges that any civil, criminal, arbitration or other causes of actions brought by third-parties against him have no effect on, and do not bar this administrative action by the Division against him.

42. This Order constitutes the entire agreement between the parties herein and supersedes and cancels any and all prior negotiations, representations, understandings, or agreements between the parties. There are no verbal agreements which modify, interpret, construe, or otherwise affect this Order in any way. Upon entry of the Order, any further scheduled hearings involving Respondent Treu are canceled. The Order may be docketed in a court of competent jurisdiction.

Dated this 10 day of September, 2019

Dave R. Hermansen
Director of Enforcement
Utah Division of Securities

Dated this 3rd day of September, 2019

Tim Treu

Approved:

Jennifer Korb
Assistant Attorney General
Counsel for Division

Mark Pugsley
Counsel for Respondent Treu

ORDER

IT IS HEREBY ORDERED THAT:

1. The Division's Findings and Conclusions, which Treu admits in part and neither admits nor denies in part are hereby entered.
2. Treu shall cease and desist from violating the Act and comply with the requirements of the Act in all future business in the state of Utah.
3. Treu shall be barred from associating with any broker-dealer or investment adviser licensed in the state of Utah; from acting as an agent for any issuer soliciting investor funds in the state of Utah; and from being licensed in any capacity in the securities industry in the state of Utah.
4. Treu shall cooperate with the Division's investigation of ProLung, and provide testimony in this proceeding or others if requested.
5. Pursuant to Utah Code Ann. §61-1-20, and in consideration of the factors set forth in Utah Code Ann. §61-1-31, Treu shall pay a fine of $12,500 to the Division pursuant to the terms set forth in paragraph 37.

BY THE UTAH SECURITIES COMMISSION:

DATED this 7th day of November, 2019

Gary Cornia

Lyle White

Peggy Hunt

Lyndon Ricks

Brent Cochran

CERTIFICATE OF SERVICE

I certify that on the 7th day of NOV, 2019, I emailed and mailed a true and correct copy of the Stipulation and Consent Order to:

Tim Treu
931 Northridge Rd.
Farmington, UT 84025

Mark Pugsley (Attorney Treu)
Ray Quinney & Nebeker P.C.
36 South State St., Suite 1400
Salt Lake City, UT 84111
mpugsley@rqn.com

And hand-delivered via drop box to:
Bruce Dibb, Administrative Law Judge
Department of Commerce

Jennifer Korb, Assistant Attorney General
Utah Attorney General's Office

Dave R. Hermansen, Director of Enforcement
Utah Division of Securities

Sabrina Afridi

Executive Secretary